UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

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☒	Definitive Proxy Statement.

☐	Definitive Additional Materials.

☐	Soliciting Material Pursuant to § 240.14a-12.

Alesco Financial Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, PA 19104 Tel: (215) 701-9687

November 9, 2006

Dear Alesco Shareholder:

You are cordially invited to attend the annual meeting of stockholders of Alesco Financial Inc., which will be held at 2:00 pm, Philadelphia time, on Thursday, December 7, 2006. Details concerning the matters to come before the meeting are set forth in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Your vote is very important. Whether or not you plan to attend the annual meeting, please take the time to complete, sign, date and return the enclosed proxy card or submit your proxy by telephone or over the Internet.

On behalf of the Board of Directors, I would like to express our appreciation for your continued support of Alesco.

Sincerely,

James J. McEntee, III

President and Chief Executive Officer

ALESCO FINANCIAL INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Thursday, December 7, 2006

To the Stockholders of Alesco Financial Inc.:

Notice is hereby given that the annual meeting of stockholders of ALESCO FINANCIAL INC., a Maryland corporation (the “Company”), will be held at the Company’s headquarters located at Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, PA 19104, on Thursday, December 7, 2006, at 2:00 p.m., Philadelphia time, to consider and vote on the following matters:

1. The election of nine directors, each to serve until the next annual meeting of stockholders and until his successor is duly elected and qualified.

2. The transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

Details concerning those matters to come before the meeting are set forth in the accompanying proxy statement.

Only holders of record of the Company’s common stock, par value $0.001 per share, as of the close of business on November 6, 2006 are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof. A proxy card is enclosed with this notice of annual meeting and proxy statement.

Your vote is very important. Accordingly, you are asked to vote, whether or not you plan to attend the meeting. You may vote: (1) by telephone, by calling the toll-free number as instructed on the accompanying proxy card, (2) by using the Internet, as instructed on the accompanying proxy card, (3) by mail, by marking, signing, dating and returning the accompanying proxy card in the postage-paid envelope we have provided and (4) by attending the meeting in person. Any Alesco stockholder attending the meeting may vote in person even if he or she has voted using the Internet, the telephone or a proxy card. If you plan to attend the meeting to vote in person and your stock is registered with our transfer agent, Mellon Investor Services LLC, in the name of a broker or bank, you must secure a proxy from the broker or bank assigning voting rights to you for your stock.

By Order of the Board of Directors

James J. McEntee, III

President and Chief Executive Officer

November 9, 2006

Philadelphia, Pennsylvania

i

ALESCO FINANCIAL INC.

Cira Centre, 2929 Arch Street, 17th Floor

Philadelphia, PA 19104

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

Thursday, December 7, 2006

INFORMATION ABOUT THE ANNUAL MEETING

Introduction

The board of directors is soliciting proxies to be used at the 2006 annual meeting of stockholders of Alesco Financial Inc. (the “Company”) to be held at the Company’s headquarters located at Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, PA 19104, on Thursday, December 7, 2006, at 2:00 p.m., Philadelphia time, for the purposes set forth in the accompanying notice of annual meeting.

This proxy statement and accompanying proxy card are first being mailed to stockholders on or about November 9, 2006.

Who May Vote

Only holders of record of the Company’s common shares at the close of business on November 6, 2006, the record date for the annual meeting, are entitled to receive notice of and to vote at the meeting or any adjournment or postponement thereof. As of the record date, there were 24,561,972 common shares outstanding and entitled to vote at the meeting. Each stockholder of record on the record date is entitled to one vote on each matter properly brought before the meeting for each share of common stock held.

How You May Vote

You may vote using any of the following methods:

•	BY MAIL: Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided. The named proxies will vote your stock according to your directions. If you submit a signed proxy card without indicating your vote, the person voting the proxy will vote your stock in favor of the proposals.

•	BY TELEPHONE OR OVER THE INTERNET: Authorize a proxy by telephone or over the Internet by following the instructions on the accompanying proxy card. If you hold Alesco common shares in “street name,” please refer to the voting instruction form used by your broker, bank or nominee to see if you may submit voting instructions using the Internet or the telephone.

•	BY ATTENDING THE ANNUAL MEETING IN PERSON.

You may revoke your proxy at any time before it is exercised by:

•	giving written notice of revocation no later than the commencement of the annual meeting to our corporate secretary, Daniel Munley, at Alesco Financial Inc., Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, PA 19104;

•	delivering no later than the commencement of the annual meeting a properly executed, later-dated proxy; or

•	voting in person at the annual meeting.

Voting by proxy will in no way limit your right to vote at the meeting if you later decide to attend in person. If your stock is held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, to be able to vote at the meeting. If no direction is given and the proxy is validly executed, the stock represented by the proxy will be voted in favor of the proposals. The persons authorized under the proxies will vote upon any other business that may properly come before the meeting according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. Other than the election of directors, we do not anticipate that any other matters will be raised at the meeting.

Quorum

The presence, in person or represented by proxy, of the holders of a majority of the common stock (12,280,987) entitled to vote at the meeting is necessary to constitute a quorum at the meeting. However, if a quorum is not present at the meeting, the stockholders, present in person or represented by proxy, have the power to adjourn the annual meeting until a quorum is present or represented. Pursuant to our bylaws, abstentions are counted as present and entitled to vote for purposes of determining a quorum at the meeting. Broker “non-votes” are counted as present at the meeting but not voted. A broker “non-vote” occurs when a nominee holding common stock does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Required Vote

The directors or nominees receiving the plurality of the votes cast shall be elected as directors. Abstentions and broker non-votes are not counted for purposes of the election of directors.

Electronic Delivery

This proxy statement is available on our website at www.alescofinancialtrust.com. You can help us save significant printing and mailing expenses by consenting to access the proxy statement, proxy card and annual report for future meetings electronically over the Internet. If you hold your shares through a broker or other nominee, you should follow the instructions regarding electronic delivery, if any, provided by your broker or other nominee.

If you authorize a proxy to cast your votes for the annual meeting over the Internet, you will be given the opportunity to consent to future delivery of Alesco Financial Inc. documents over the Internet, unless you hold your shares through a broker that is unable to accommodate your request. If you are not given an opportunity to consent to delivery over the Internet when you authorize a proxy to cast your votes, you may contact the bank, broker or other holder of record through which you hold your shares and inquire about the availability of Internet delivery. You can also access our proxy statement on our website at www.alescofinancialtrust.com under the caption “SEC Filings.” If you choose to receive your proxy materials and annual report electronically, then prior to next year’s annual meeting you will receive e-mail notification when the proxy materials and annual report are available for your online review. Your choice for electronic distribution will remain in effect indefinitely, unless you revoke your choice by sending written notice of revocation to your bank, broker or other holder of record through which you hold your shares.

Householding of Proxy Material

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” can result in significant cost savings. To take advantage of this opportunity, we have delivered only one proxy statement to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We undertake to deliver promptly, upon written or oral request, a separate copy of the proxy statement to any stockholder at the shared address to which a single copy of it was delivered. If you prefer to receive separate copies of a proxy statement or annual report, either now or in the future, send your request in writing, or by phone, to our corporate secretary, Daniel Munley, at Alesco Financial Inc., Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, PA 19104; Phone: (215) 701-9632.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy statements and annual reports for your household, please contact us at the above address.

Cost of Proxy Solicitation

All expenses in connection with the solicitation of proxies will be borne by us. In addition to solicitation by mail, proxies may be solicited on our behalf by our directors, officers, employees or soliciting service in person, by telephone, facsimile or by other electronic means. We have also retained MacKenzie Partners, Inc. to aid in the solicitation of proxies. We estimate that the fees we pay to MacKenzie Partners, Inc. for its role as proxy solicitor will be approximately $5,000 plus the reimbursement of reasonable out-of-pocket expenses. In accordance with SEC regulations and the rules of the New York Stock Exchange (the “NYSE”), we will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in mailing proxies and proxy materials and soliciting proxies from the beneficial owners of our common stock.

Questions and Additional Copies

If you have any questions about how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card, you should contact:

MacKenzie Partners, Inc.

105 Madison Avenue

New York, NY 10016

Phone (800) 322-2885 or (212) 929-5500 (collect)

Fax (212) 929-0308

If you have any questions with respect to the Company or the matters described herein, you should contact:

Alesco Financial Inc.

Cira Centre

2929 Arch Street, 17th Floor

Philadelphia, PA 19104

Attn: John J. Longino

Phone: (215) 701-9687

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines pursuant to Section 303A.09 of the NYSE Listed Company Manual, which are designed to assist our board in meeting its corporate governance responsibilities. Our corporate governance guidelines include, among other things, guidelines relating to (i) the composition of our board of directors, including independence requirements, director selection process, membership criteria, responsibilities, functions and compensation; (ii) board meetings, including frequency, agenda, independent director discussions and board access to information; (iii) committees of our board of directors, including committee member selection and committee functions; (iv) management responsibilities; and (v) director orientation and continuing education.

Our corporate governance guidelines are available on our website at www.alescofinancialtrust.com and are also available in print to any stockholder who requests a copy by submitting a written request to our corporate secretary, Daniel Munley, at Alesco Financial Inc., Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, PA 19104.

Code of Business Conduct and Ethics

We have established a Code of Business Conduct and Ethics (the “Code”), which sets forth basic principles of conduct and ethics to guide all of our employees, officers and directors. The purpose of the Code is to:

•	Promote honest and ethical conduct, including fair dealing and the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	Promote avoidance of conflicts of interest, including disclosure to an appropriate person or committee of any material transaction or relationship that reasonably could be expected to give rise to such a conflict;

•	Promote full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in our other public communications;

•	Promote compliance with applicable governmental laws, rules and regulations;

•	Promote the prompt internal reporting to an appropriate person or committee of violations of the Code;

•	Promote accountability for adherence to the Code;

•	Provide guidance to employees, officers and directors to help them recognize and deal with ethical issues;

•	Provide mechanisms to report unethical conduct; and

•	Help foster our long-standing culture of honesty and accountability.

A waiver of any provision of the Code as it relates to any director or executive officer must be approved by our board of directors without the involvement of any director who will be personally affected by the waiver or by a committee consisting entirely of directors, none of whom will be personally affected by the waiver. Waivers of the Code for directors or executive officers will be promptly disclosed to our stockholders as required by applicable law. A waiver of any provision of the Code as it relates to any other officer or employee must be approved by our chief financial officer or chief legal officer, but only upon such officer or employee making full disclosure in advance of the behavior in question.

The Code is available on our website at www.alescofinancialtrust.com and is also available in print to any stockholder who requests a copy by submitting a written request to our corporate secretary, Daniel Munley, at Alesco Financial Inc., Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, PA 19104.

Director Independence

Our board of directors is comprised of a majority of independent directors. In order for a director to be considered “independent,” the board of directors must affirmatively determine that the director satisfies the criteria for independence established by the NYSE and has no material relationship, either directly or indirectly, with the Company or its affiliates. Our board of directors has affirmatively determined that each of the following board members is independent: Messrs. Bennett, Chayette, Costello, Dawson, Haraburda, Ullom and Wolcott.

It is the policy of the board of directors that the independent members of the board meet separately without management directors at least twice per year during regularly scheduled board meetings to discuss such matters as the independent directors consider appropriate. In 2005, our independent directors met separately without management directors five times. Mr. Bennett served as the presiding director at the 2005 independent director meetings.

Board Committee Independence

Our board of directors has affirmatively determined that each member of our board committees, namely the audit committee, the compensation committee and the nominating and corporate governance committee, is independent within the meaning of our director independence standards. Please refer to “Committees of the Board of Directors” below for more information on our board committees.

Nomination of Directors

Our board of directors is responsible for the selection of nominees for election or appointment to the board of directors based on recommendations of the nominating and corporate governance committee. The nominating and corporate governance committee may consider nominees recommended by management and shareholders using the criteria approved by the board of directors to evaluate all candidates. The nominating and corporate governance committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable for members of the board. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the nominating and corporate governance committee recommends the candidate for consideration by the full board of directors. The nominating and corporate governance committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees. Nominees for the board of directors should be committed to enhancing long-term shareholder value and must possess a high level of personal and professional ethics, sound business judgment and integrity.

Our board of directors’ policy is to encourage selection of directors who will contribute to our overall corporate goals. The nominating and corporate governance committee may, from time to time, review the appropriate skills and characteristics required of board members, including such factors as business experience, diversity and personal skills in finance, marketing, financial reporting and other areas that are expected to contribute to an effective board. In evaluating potential candidates for the board, the nominating and corporate governance committee will consider these factors in light of the specific needs of the board at that time.

To recommend a prospective nominee for the nominating and corporate governance committee’s consideration, the candidate’s name and qualifications must be submitted in writing to our corporate secretary, Daniel Munley, at Alesco Financial Inc., Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, PA 19104. When submitting candidates for nomination to be elected at our annual meeting of stockholders, stockholders must follow the notice procedures and provide the information required by our Bylaws.

Communications with the Board of Directors

Any employee, shareholder or other person may contact our board of directors or report complaints about our accounting, internal accounting controls or auditing matters or other concerns to the board of directors by sending such concerns by U.S. mail to Alesco Financial Inc., Attn: Board of Directors, Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, PA 19104. If the concerns expressed require confidentiality, then confidentiality should be requested in the correspondence and will be protected, subject to applicable law, regulation or legal proceedings. Concerns relating to our accounting, internal accounting controls or auditing matters will be referred to members of the audit committee. We also have a compliance hotline, which can be reached by calling 800-399-3595. All other concerns will be referred to the presiding director of our board of directors.

Director Attendance at Annual Meeting

Although director attendance at our annual meeting each year is strongly encouraged, we do not have an attendance policy. Five directors attended our 2005 annual meeting. We expect 7 of our directors to attend this annual meeting.

PROPOSAL ONE—ELECTION OF DIRECTORS

Pursuant to Maryland General Corporation Law, our articles of incorporation, and our bylaws, each as amended, our business, property and affairs are managed under the direction of our board of directors. Our board of directors, based on the recommendation of the nominating and corporate governance committee, has nominated the current directors, Messrs. Bennett, Chayette, Cohen, Costello, Dawson, Haraburda, McEntee, Ullom, and Wolcott, each to serve until the next annual meeting of the stockholders, until his successor has been duly elected and qualified, or until the earliest of his death, resignation or retirement. The persons named in the enclosed proxy card will vote your stock as you specify on the enclosed proxy card. If you return your properly executed proxy card but fail to specify how you want your stock voted, your stock will be voted in favor of these nominees.

The nominating and corporate governance committee knows of no reason why any of these nominees would be unable or unwilling to serve on the board of directors, but if any nominee should be unable or unwilling to serve, the proxies will be voted for the election of such other person for director as the board of directors, based on the recommendation of the nominating and corporate governance committee, may recommend in the place of such nominee. In accordance with our Bylaws, directors are elected by a plurality of the votes cast at the annual meeting. This means that the nine nominees receiving the highest number of votes will be elected.

Names of Directors and Biographical Information

Rodney E. Bennett, age 66, is currently a director of our Company. Mr. Bennett has served as a director of the Company since October 15, 2003, as the Company’s chairman of the board from October 2005 until the consummation of our merger with Alesco Financial Trust (“AFT”), was a member of the special committee in connection with the merger and was also chairman of the audit committee during that time. Mr. Bennett is currently a member of the compensation committee. Since January 2003, Mr. Bennett has served as the chief financial officer and director of Harvin Carter and Associates, Inc., a privately owned fire sprinkler contractor doing business in five southeastern states. From January 1999 to September 2003, Mr. Bennett founded and served as the chief executive officer of Saltilla Community Bank in St. Marys, Georgia. From July 1991 to the present, Mr. Bennett has acted as a consultant to various Georgia banks and private companies.

Marc Chayette, age 56, is currently a director of our Company, and has served as a director and a member of the nominating and corporate governance committee since October 18, 2006. Mr. Chayette is the President of Adelaide Productions, and is a film and television producer with twenty-five years of experience in production and distribution of French feature films. Mr. Chayette created Adelaide Productions in 1988 and has produced 8 feature films. He started producing for television at the request of TF1 and produced an award winning dramatic comedy about an illiterate woman’s determined quest to learn to read. Mr. Chayette has also been extremely active in co-producing documentary and feature films in African countries, helping African production companies to produce and distribute their cultural heritage. Before his career in production, Mr. Chayette created a chain of design furniture stores representing first Ligne Roset. The company still exists and is under contract with Roche Bobois.

Daniel G. Cohen, age 37. Mr. Cohen is the current chairman of our Company, a position he has held since October 6, 2006. Additionally, Mr. Cohen has served as executive chairman since October 18, 2006. He also serves as chairman and chief executive officer of Taberna Realty Finance Trust, or Taberna, and has served as a member of Taberna Capital Management, LLC’s investment committee since 2005. Since 2001, he has also served as chairman, chief executive officer and president of Cohen Brothers Management, LLC, our manager, and its ultimate parent company, Cohen Brothers, LLC (d/b/a Cohen & Company), or Cohen & Company. Mr. Cohen has been chairman of the board of trustees of The Bancorp, Inc., a publicly traded bank holding company, since 2000, served as chief executive officer for The Bancorp, Inc. since 1999 and has served as a member of the board of directors of TRM Corporation, a consumer services company, since 2000 and as its chairman since 2003. From 1998 to 2000, Mr. Cohen served as the chief operating officer of Resource America Inc., a publicly traded asset management company with interests in energy, real estate and financial services. From 1997 to 1999, Mr. Cohen was a director of Jefferson Bank of Pennsylvania, a commercial bank acquired by Hudson United Bancorp in 1999.

Thomas P. Costello, age 60, is currently a director of our Company. Mr. Costello has served as a director of the Company since October 6, 2006. He served as chairman of the audit committee of AFT’s board of trustees and, since October 18, 2006, has served as the chairman of our audit committee. Prior to becoming a trustee of AFT, Mr. Costello served as a director for KPMG LLP from 2002 to 2004. Prior to that, he was employed at Arthur Andersen LLP for 35 years, including serving as National Practice Director from 1996 to 2002, where he was responsible for the accounting and audit practices of 19 Arthur Andersen offices in the southeast region of the United States. From 1985 to 1996, he served as partner in charge of the accounting and audit practice in Arthur Andersen’s Philadelphia office. Prior to that, he acted as engagement partner where he served clients in numerous industries and worked with both large multinational and small and mid-sized public companies.

G. Steven Dawson, age 49, is currently a director of our Company. Mr. Dawson has served as a director of the Company since January 11, 2005, and was previously a member of the compensation committee and the special committee in connection with our merger with AFT. He is currently the chairman of the nominating and corporate governance committee. He served as chief financial officer of Camden Property Trust or its predecessors from 1990 to 2003. Currently, Mr. Dawson serves on the boards of directors of five other companies, including Trustreet Properties, Inc. (NYSE: TSY), an Orlando-based owner of approximately 3,000 quick-service and casual dining restaurants and gas station/convenience stores, AmREIT, Inc. (AMEX: AMY), a Houston-based owner and developer of retail properties (audit committee chairman), Medical Properties Trust, a Birmingham, Alabama-based REIT specializing in the ownership of acute care facilities, medical office buildings and related medical properties (audit committee chairman),

Desert Capital REIT, a Las Vegas-based mortgage REIT (audit committee chairman), and American Campus Communities (NYSE: ACC), an Austin-based equity REIT focused on student housing (audit committee chairman).

Jack Haraburda, age 67, is currently a director of our Company. Mr. Haraburda has been a director and member of the nominating and corporate governance committee and the chairman of the compensation committee since October 6, 2006. Prior to becoming a director of our Company, Mr. Haraburda served as a trustee and chairman of the compensation committee of AFT’s board of trustees since January 2006. Prior to becoming a trustee of AFT, Mr. Haraburda was managing partner of CJH Securities Information Group, a professional coaching business. Mr. Haraburda served as managing director for the Philadelphia Complex of Merrill Lynch, Pierce, Fenner & Smith Incorporated from 2003 to 2005. He has also served in various positions at Merrill Lynch since 1984, including as managing director of Merrill Lynch’s Princeton Complex, resident vice president of Merrill Lynch’s Philadelphia Main Line Complex, marketing director and national sales manager of Merrill Lynch Life Agency and chairman of Merrill Lynch Metals Company. From 1980 to 1984, he was managing director of Comark Securities, a government securities dealer. From 1968 until 1980, he served as a financial advisor, national sales manager for the Commodity Division, manager of the Atlanta Commodity Office and the Bala Cynwyd office of Merrill Lynch.

James J. McEntee, III, age 48, is our chief executive officer and president, and has served in such capacities since October 6, 2006. Since 2003, Mr. McEntee has served as the chief operating officer of Cohen & Company and since 2005 has served as vice chairman of Taberna. He has served as a member of the board of directors of Pegasus Communications Corp. since 1996. He also serves as a director of The Bancorp Bank, a bank holding company. Prior to joining Cohen & Company, Mr. McEntee was the co-founder and co-managing partner of Harron Capital, LP, a $100 million private equity fund, from 2000 to 2002. Mr. McEntee held various positions as a lawyer in private practice with the law firm of Lamb, Windle & McErlane, P.C. from 1996 to 2003, including as a partner and chairman of the firm’s business department.

Lance Ullom, age 38, is currently a director of our Company. Mr. Ullom has been a director and member of the audit committee and the compensation committee since October 6, 2006. Prior to becoming a director of our Company, he served as a trustee and chairman of the nominating and corporate governance committee of AFT’s board of trustees. He has also been executive vice president for E*TRADE Global Asset Management (“ETGAM”) since January 2005. In this capacity he supervises all of ETGAM’s investment activities in mortgage-backed securities and other asset backed securities, mortgage loans, commercial lending, municipal securities, TruPS, derivative products and CDO businesses. Since joining E*Trade in 2000, Mr. Ullom has held several senior positions in ETGAM, including Vice President and Senior Portfolio Manager. Prior to joining E*TRADE, Mr. Ullom worked at Arbor Capital, a licensed broker dealer/mortgage hedge fund based in New York City from 1996 to 2000, where he was responsible for trading structured bonds and whole loans. From 1991 to 1996, Mr. Ullom worked at Barclay Investments in various capacities from institutional sales to co-head of trading for all mortgage products.

Charles W. Wolcott, age 53, is currently a director of our Company. Mr. Wolcott has served as a director of the Company since September 26, 2005, and was a member of the special committee in connection with our merger with AFT. He currently is a member of the audit committee. Presently, he is the president and chief executive officer of Tecon Corporation, a diversified business operator. From 1993 to 2002, he was the president and chief executive officer of American Industrial Properties REIT, a NYSE-listed REIT. From 1984 to 1992, Mr. Wolcott served in various capacities at Trammell Crow Company, including president and CEO of Trammell Crow Asset Services, where he oversaw a $10 billion portfolio of real estate assets. Mr. Wolcott received his MBA from Harvard Business School in 1977.

On October 6, 2006, in connection with our merger with Alesco Financial Trust, or AFT, and pursuant to the terms of the amended and restated merger and plan of agreement, as amended, by and between us, AFT, and our wholly-owned subsidiary (the “Merger Agreement”), Joseph P. Stingone and Charles D. Van Sickle resigned from our board of directors and Messrs. Cohen, Costello, Haraburda, McEntee and Ullom joined our board of directors. On October 18, 2006, also in connection with the merger, Mr. Chayette, an appointee of AFT under the Merger Agreement, was appointed to our board of directors to fill the remaining vacancy on the board.

The board of directors unanimously recommends that you vote “FOR” the election of the nine nominees listed above and set forth in Proposal 1. In the absence of instructions to the contrary, proxies solicited in connection with this proxy statement will be voted for such nominees.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Meetings of the Board of Directors

During the 2005 fiscal year, our board of directors held 18 meetings. No director attended less than 75% of the total number of board and committee meetings on which the director served that were held while he was a member of the board or committee, as applicable.

Committees of the Board of Directors

The board of directors currently has three standing committees: the audit committee, the compensation committee and the nominating and corporate governance committee. The board of directors has affirmatively determined that each committee member satisfies the independence requirements of the NYSE and the SEC for membership on our board committees. From time to time our board of directors may establish a new committee or disband a current committee depending upon the circumstances.

Our audit committee charter, compensation committee charter and nominating and corporate governance committee charter are available on our website at www.alescofinancialtrust.com. These materials are also available in print to any stockholder who requests them by submitting a written request to our corporate secretary, Daniel Munley, at Alesco Financial Inc., Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, PA 19104. In addition, the audit committee charter is attached as Appendix A to this proxy statement.

Audit Committee

The members of the audit committee are Messrs. Costello, Ullom and Wolcott. Mr. Costello is the chairman of the audit committee. Our board of directors has determined that all members of the audit committee meet the requirements for service on the audit committee under the rules of the SEC, the NYSE and the audit committee charter, and that Mr. Costello is a “financial expert” for purposes of the rules of the SEC and the NYSE.

The Audit Committee has responsibility for engaging independent public accountants and approving the professional services they provide to us. The audit committee assists our board of directors with oversight of (i) the integrity of our financial statements; (ii) the adequacy of our system of internal controls; (iii) our compliance with legal and regulatory requirements; (iv) the qualifications, independence and performance of the accounting firm we employ for the audit of our financial statements; and (v) the performance of the people responsible for our internal audit function. Among other things, the audit committee prepares the audit committee report for inclusion in our annual proxy statement, conducts an annual review of its charter and evaluates its performance on an annual basis. The audit committee also establishes procedures for the receipt, retention, and treatment of complaints we receive regarding accounting, internal accounting controls and auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The audit committee has the authority to retain counsel and other experts or consultants at the Company’s expense that it deems necessary or appropriate to enable it to carry out its duties.

The audit committee met five times in 2005.

Compensation Committee

The members of the compensation committee are Messrs. Bennett, Haraburda and Ullom. Mr. Haraburda is the chairman of the compensation committee. Our board of directors has determined that all members of the compensation committee meet the requirements for service on the compensation committee under the rules of the SEC, the NYSE and the compensation committee charter.

The compensation committee assists our board of directors in discharging its responsibilities relating to compensation of our directors and officers. The compensation committee has overall responsibility for evaluating, recommending changes to and administering our compensation plans, policies and programs. Among other things, the compensation committee (i) annually reviews the compensation of directors for service on the board of directors and its committees and recommends changes in board compensation; (ii) annually reviews the performance of our Chief Executive Officer and communicates the results of the review to the Chief Executive Officer and the board of directors; (iii) produces an annual report on executive compensation for inclusion in our annual proxy statement; (iv) annually reviews and reassesses the adequacy of its charter and recommends any proposed changes to the board for approval; and (vi) annually reviews its performance The compensation committee has the authority to retain counsel and other experts or consultants at the Company’s expense that it deems necessary or appropriate to enable it to carry out its duties.

The compensation committee met six times in 2005.

Nominating and Corporate Governance Committee

The members of the nominating and corporate governance committee are Messrs. Chayette, Dawson and Haraburda. Mr. Dawson is the chairman of the nominating and corporate governance committee. Our board of directors has determined that all members of the nominating and corporate governance committee meet the requirements for service on the nominating and corporate governance committee under the rules of the SEC, the NYSE and the nominating and corporate governance committee charter.

The nominating and corporate governance committee’s primary functions are to (i) recommend to the board of directors qualified candidates for election as directors and recommend a slate of nominees for election as directors at our annual meeting; (ii) periodically prepare and submit to the board of directors for adoption its selection criteria for director nominees; (iii) review and make recommendations on matters involving the general operation of the board of directors, including development and recommendation of our corporate governance guidelines; (iv) annually recommend to the board of directors nominees for each committee of the board; and (v) facilitate the assessment of the board’s performance as a whole and of the individual directors and report thereon to the board of directors. The nominating and corporate governance committee has the authority to retain counsel and other experts or consultants at the Company’s expense that it deems necessary or appropriate to enable it to carry out its duties.

The nominating and corporate governance committee met once in 2005.

COMPENSATION OF DIRECTORS

Members of our board of directors who are employed by us, our manager or its affiliates, such as Daniel G. Cohen and James J. McEntee, III, do not receive additional compensation for serving on our board. Independent directors will each receive customary fees for serving as a director in accordance with our current compensation policy, which provides for the following fees:

Amount ($)
Annual Retainer Fees
Board Member	$30,000
Audit Committee Chair	5,000
Compensation Committee Chair	5,000
Nominating and Corporate Governance Committee Chair	3,000
Special Committee Chair	10,000

Meeting Fees
Board meeting attended in person	1,000
Board meeting attended telephonically	500
Committee meeting attended in person	1,000
Committee meeting attended telephonically	500
Special committee meeting attended in person	3,500
Special committee meeting attended telephonically	2,500

Additionally, non-employee directors will be reimbursed for travel expenses incurred in connection with attending meetings and other activities related to serving on our board of directors.

Under our 2005 director compensation policy, non-employee directors received, in addition to the fees set out above, (i) upon election to the board, a stock option to purchase 5,000 shares of common stock at the then fair market value, vesting in full one year from the date of grant, and (ii) upon re-election to the board, 2,000 shares of restricted stock, vesting in full one year from the grant date. This policy is no longer in effect and the compensation committee will address stock related compensation policies in the future.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of November 8, 2006 by (1) each person known by us to own beneficially more than 5% of our outstanding common stock, (2) each current director, (3) each current executive officer, and (4) all current directors and executive officers as a group. The number of shares of our stock beneficially owned by each entity, person, director or executive officer is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any stock as to which the individual has the sole or shared voting power or investment power and also any stock that the individual has a right to acquire within 60 days from November 8, 2006 through the exercise of any share option or other right. Unless otherwise indicated, each person has sole voting and investment power with respect to the stock set forth in the following table. The information set out in this table is based on SEC filings made by the beneficial owners and/or information supplied to us by the beneficial owners (and was accurate as of the date such information was provided).

Name and Address of Beneficial Owners (1)	Amount and Nature of Beneficial Ownership		Percent of Class (2)
Mercury Real Estate Advisors LLC, Three River Road, Greenwich, Connecticut 06807	1,951,100	(3)	7.94%
Omega Advisors, Inc., 4825 Trousdale Dr., Suite 104 Nashville, TN 37220	1,890,000	(4)	7.69%
Osterweis Capital Management, LLC, One Maritime Plaza, Suite 800, San Francisco, CA 94111	1,284,900	(5)	5.23%
Boston Partners Asset Management, LLC, 28 State Street, 21st Floor, Boston, MA 02109	1,268,656	(6)	5.17%
Lexington, ML CDO LLC, 55 Hayden Avenue, Suite 3200, Lexington, MY 02421	1,260,000	(7)	5.13%
Daniel G. Cohen	604,800	(8)	2.46%
Shami J. Patel	62,126	(9)	*
John J. Longino	42,451	(10)	*
James J. McEntee, III	25,326		*
Thomas P. Costello	12,600	(11)	*
Jack Haraburda	12,600	(12)	*
Lance Ullom	12,600	(13)	*
G. Steven Dawson	7,000	(14)	*
Rodney E. Bennett	7,000	(15)	*
Charles W. Wolcott	5,000	(16)	*
Christian Carr	—		—
Marc Chayette	—		—
All current directors and executive officers as a group (12 persons)	791,503		3.22%

*	Beneficial ownership of less than 1% of the class is omitted.
(1)	The address for all of our executive officers and directors is c/o Alesco Financial Inc., Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, PA 19104.

(2)	The percentages of shares owned provided in the table is based on 24,561,972 outstanding as of November 8, 2006. Percentage of beneficial ownership by a person as of a particular date is calculated by dividing the number of shares beneficially owned by such person as of November 8, 2006 by the sum of the number of shares of common stock outstanding as of such date and the number of unissued shares as to which such person has the right to acquire voting and/or investment power within 60 days and restricted stock not yet vested.
(3)	David R. Jarvis and Malcolm F. MacLean IV are the managing members of Mercury Real Estate Advisors LLC (“Mercury”) and have investment and voting power with respect to the shares held by Mercury. On August 28, 2006 Mercury Real Estate Advisors LLC issued a press release which stated that it had a 9.8% (pre-merger) ownership interest in the Company. An updated Schedule 13G has not yet been filed by Mercury Real Estate Advisors LLC. This information is based solely on a Schedule 13G filed on May 4, 2006 and information provided to us in connection with our Registration Statement on Form S-3 filed on September 8, 2006.
(4)	Omega Advisors, Inc. (“Omega”) is an investment advisor to the following investment funds that hold the shares: Omega Capital Partners, L.P., Omega Capital Investors, L.P., Omega Overseas Partners, Ltd., Omega Equity Investors, L.P., Beta Equities, Inc., GS&Co Profit Sharing Master Trust, Permal LGC Ltd., SGAM AI Portable Alpha-Omega, Agemo Fund Limited, Long-Short Equity Fund Portfolio Company, Ltd., Presidential Life Corporation and The Ministers and Missionaries Benefit Board of American Baptist Churches. Leon Cooperman, the CEO and majority shareholder of Omega, has investment and voting power with respect to the shares held by Omega. This information is based solely on information provided to us in connection with our Registration Statement on Form S-3 filed on September 8, 2006.
(5)	John Osterweis is the control person of Osterweis Capital Management, Inc., which is the direct beneficial owner of 154,900 shares of our common stock, and Osterweis Capital Management, LLC, which is the direct beneficial owner of 1,130,000 shares of our common stock. These shares were acquired in the ordinary course of business, and not with the purpose or effect of changing or influencing control of the Company. This information is based solely on a Schedule 13G filed August 8, 2006 and information provided to us in connection with our Registration Statement on Form S-3 filed on September 8, 2006.
(6)	Boston Partners Asset Management, LLC (“BPAM”) is an investment advisor with discretionary authority on behalf of various beneficial owners of the shares it holds. BPAM is under common corporate control with the following broker/dealers: Robeco Securities, LLC, HCA Securities, Inc. and Rabo Securities USA, Inc. Duilio Ramallo has investment and voting power over 1,138,359 shares and investment power over 130,297 shares. This information is based solely on information provided to us in connection with our Registration Statement on Form S-3 filed on September 8, 2006.
(7)	Douglas Dubiel is the manager of Lexington, ML CDO, LLC (“Lexington”) and has investment and voting power with respect to the shares held by Lexington. This information is based solely on information provided to us in connection with our Registration Statement on Form S-3 filed on September 8, 2006.
(8)	Includes 504,000 shares held by Cohen & Company, a company which Mr. Cohen may be deemed to control. Mr. Cohen disclaims any interest in the 504,000 shares beyond his pecuniary interest.
(9)	Includes 49,526 restricted shares.
(10)	Mr. Longino’s 42,451 shares are all restricted shares.
(11)	Mr. Costello’s 12,600 shares are all restricted shares.
(12)	Mr. Haraburda’s 12,600 shares are all restricted shares.
(13)	Mr. Ullom’s 12,600 shares are all restricted shares.
(14)	Includes options to purchase 5,000 shares of our common stock.
(15)	Includes options to purchase 5,000 shares of our common stock.
(16)	Includes options to purchase 5,000 shares of our common stock.

None of our 2005 named executive officers who are listed below under the heading “Compensation of Executive Officers—Summary Compensation Table” are currently employed by us. According to their most recent SEC filings they beneficially own the following number of our shares: Stacy M. Riffe (10,000 shares—based on a Form 4 filed by Ms. Riffe on October 31, 2005); George O. Deehan (7,000 shares—based on a Form 4 filed by Mr. Deehan on August 8, 2005); J. Bert Watson (151,000 shares—based on a Form 4 filed by Mr. Watson on August 23, 2004); Michael Pannell (6,000 shares—based on a Form 4 filed by Mr. Pannell on November 15, 2004); Byron Boston (27,500 shares—based on a Form 4 filed by Mr. Boston on July 21, 2005); and Jeffrey Betros (500 shares—based on a Form 4 filed by Mr. Betros on March 31, 2005).

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than 10% of our common stock (“reporting persons”) to file reports of ownership and changes in ownership with the SEC. Reporting persons are also required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by them with the SEC. The report with respect to the election of Stacy Riffe as our Chief Financial Officer on September 13, 2005 was not reported on Form 3 until December 20, 2005. The reports with respect to the elections of Charles W. Wolcott and Charles Van Sickle as directors on September 26, 2005 and October 5, 2005, respectively, were not reported on Form 3 until December 20, 2005. In addition, the reports with respect to the granting of restricted shares of common stock to Messrs. Boston, Wolcott and Van Sickle on July 21, 2005, September 26, 2005 and October 5, 2005, respectively, were not reported on Form 4 until January 13, 2006, November 8, 2005 and November 1, 2005, respectively. Based solely on our review of the copies of the Section 16(a) forms received by us or upon written representations from certain of these reporting persons as to compliance with the Section 16(a) regulations, we are of the opinion that during the 2005 fiscal year, all other reports required by Section 16(a) were filed on a timely basis.

EXECUTIVE OFFICERS

We are externally managed and advised by Cohen & Company Management, LLC, who we refer to below as our manager. All of our current executive officers are employees of our manager or one or more of its affiliates. The following sets forth certain information with respect to our current executive officers:

Christian M. Carr, age 29, previously AFT’s chief accounting officer and controller, became our chief accounting officer on October 6, 2006. Prior to joining Cohen & Company in April 2006, Mr. Carr worked in public accounting at various levels within Arthur Andersen LLP and KPMG LLP, most recently as manager, where he served a variety of public and private companies with financial services and real estate businesses from 1999 through 2006.

Daniel G. Cohen, age 37, previously AFT’s chairman, became our executive chairman on October 18, 2006. See “Election of Directors” for Mr. Cohen’s biographical information.

James J. McEntee, III, age 48, previously AFT’s president & chief executive officer, became our president and chief executive officer on October 6, 2006. See “Election of Directors” for Mr. McEntee’s biographical information.

Shami J. Patel, age 37, previously AFT’s chief operating officer, is currently serving as our chief operating officer and chief investment officer, positions he has held since October 6, 2006. Mr. Patel has served as a managing director of Cohen & Company since 2002 where he oversees the structuring and execution of our transactions. He was a member of the board of directors and a co-chief executive officer of iATMglobal.net Corp. from 2000 to 2002. He was the chief financial officer of TRM Corporation, a consumer services company, from 1999 to 2000. He also served as vice president for Sirrom Capital, a $500 million mezzanine investment fund, from 1998 to 1999. Mr. Patel was an investment banker at Robertson Stephens & Co. in the business services and specialty finance groups from 1997 to 1998.

John J. Longino, age 48, previously AFT’s chief financial officer and treasurer, is currently serving as our chief financial officer and treasurer, positions he has held since October 6, 2006. Mr. Longino also serves as an executive vice president of Cohen & Company. Prior to joining Cohen & Company, in 2005, Mr. Longino was co-founder and co-managing partner of Apex Integrated Solutions LLC, a provider of outsourced accounting and finance services, from 2002 to 2005. Mr. Longino worked in public accounting from 1980 to 2002 at Arthur Andersen LLP where he served a variety of public and private companies with real estate and financial services businesses. As a partner with Arthur Andersen LLP, Mr. Longino had responsibility for various public offerings, due diligence engagements and SEC matters. Also, from 1995 to 2000, Mr. Longino served as the partner-in-charge of administration and chief financial officer for Arthur Andersen’s Mid-Atlantic Market Circle, which included the firm’s Washington, D.C., Philadelphia, Baltimore, Lancaster and Richmond offices.

Messrs. Longino and Carr are exclusively dedicated to our business; however, they are employees of our manager. Messrs. Cohen, McEntee and Patel have other duties with Cohen & Company and its affiliates and are not exclusively dedicated to our business.

No director or executive officer was selected as a result of any arrangement or understanding between the director or executive officer or any other person. All executive officers are elected annually by, and serve at the discretion of, our board of directors.

EXECUTIVE COMPENSATION

On October 6, 2006, upon completion of our merger with AFT, we assumed AFT’s management agreement with our manager. Pursuant to the terms of the management agreement, our manager is responsible for managing our affairs. As of October 6, 2006 all of our executive officers are employees of our manager or one or more of its affiliates and do not receive cash compensation from us for serving as our executive officers.

Management Agreement

Following our merger with AFT, we assumed AFT’s management agreement. Pursuant to the management agreement, our manager, Cohen & Company Management, LLC, provides for the day-to-day management of our operations.

The management agreement requires our manager to manage our business affairs in conformity with the policies and the investment guidelines that are approved by a majority of our independent directors and monitored by our board of directors. Our manager is responsible for (i) the selection, purchase, monitoring and sale of our portfolio investments, (ii) our financing and risk management activities, and (iii) providing us with investment advisory services. In performing its functions, our manager engages and relies upon the experience and credit analysis and risk management process performed by Cohen & Company with respect to the assets that are acquired during the warehouse accumulation period prior to the formation of a CDO, CLO or other securitization. Our manager is responsible for our day-to-day operations and performs (or causes to be performed) such services and activities relating to our assets and operations as may be appropriate, including, without limitation, the following:

•	serving as our consultant with respect to the periodic review of the investment criteria and parameters for our investments, borrowings and operations, any modifications to which must be approved by a majority of our independent directors, and other policies for the approval of our board of directors;

•	investigating, analyzing and selecting possible investment opportunities;

•	with respect to investments, conducting negotiations with sellers and purchasers and their agents, representatives and investment bankers;

•	engaging and supervising, on our behalf and at our expense, independent contractors which provide investment banking, mortgage brokerage, securities brokerage and other financial services and such other services as may be required relating to our investments;

•	negotiating on our behalf for the sale, exchange or other disposition of any of our investments;

•	coordinating and managing operations of any joint venture or co-investment interests held by us and conducting all matters with any joint venture or co-investment partners;

•	providing executive and administrative personnel, office space and office services required in rendering services to us;

•	administering our day-to-day operations and performing and supervising the performance of such other administrative functions necessary to our management as may be agreed upon by our manager and our board of directors, including the collection of revenues and the payment of our debts and obligations and maintenance of appropriate computer services to perform such administrative functions;

•	communicating on our behalf with the holders of any of our equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

•	counseling us in connection with policy decisions to be made by our board of directors;

•	evaluating and recommending to our board of directors hedging strategies and engaging in hedging activities on our behalf, consistent with our qualification as a REIT and with the investment guidelines;

•	counseling us regarding the maintenance of our qualifications as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Internal Revenue Code and Treasury Regulations thereunder;

•	counseling us regarding the maintenance of our exemption from the Investment Company Act and monitoring compliance with the requirements for maintaining an exemption from that Act;

•	assisting us in developing criteria for asset purchase commitments that are specifically tailored to our investment objectives and making available to us its knowledge and experience with respect to mortgage loans, TruPS, leveraged loans and other real estate-related assets and non-real estate related assets;

•	representing and making recommendations to us in connection with the purchase and finance of and commitment to purchase and finance assets (including on a portfolio basis), and the sale and commitment to sell assets;

•	selecting brokers and dealers to effect trading on our behalf including, without limitation, Cohen & Company, provided that any compensation payable to Cohen & Company is based on prevailing market terms;

•	monitoring the operating performance of our investments and providing periodic reports with respect thereto to our board of directors, including comparative information with respect to such operating performance and budgeted or projected operating results;

•	investing or reinvesting any moneys and securities of ours (including investing in short-term investments pending investment in long-term asset investments, payment of fees, costs and expenses, or payments of dividends or distributions to our stockholders and partners), and advising us as to our capital structure and capital raising;

•	causing us to retain qualified accountants and legal counsel, as applicable, to assist in developing appropriate accounting procedures, compliance procedures and testing systems with respect to financial reporting obligations and compliance with the REIT provisions of the Internal Revenue Code and to conduct quarterly compliance reviews with respect thereto;

•	causing us to qualify to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

•	assisting us in complying with all regulatory requirements applicable to us in respect of our business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Securities Exchange Act of 1934;

•	taking all necessary actions to enable us to make required tax filings and reports, including soliciting stockholders for required information to the extent provided by the REIT provisions of the Internal Revenue Code and the Treasury Regulations;

•	handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which we may be involved or to which we may be subject arising out of our day-to-day operations, subject to such limitations or parameters as may be imposed from time to time by our board of directors;

•	using commercially reasonable efforts to cause expenses incurred by or on behalf of us to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines set by our board of directors from time to time;

•	advising us with respect to obtaining appropriate warehouse or other financings for our assets;

•	advising us with respect to and structuring long-term financing vehicles for our portfolio of assets, and offering and selling securities publicly or privately in connection with any such structured financing;

•	performing such other services as may be required from time to time for management and other activities relating to our assets as our board of directors shall reasonably request or our manager shall deem appropriate under the particular circumstances; and

•	using commercially reasonable efforts to cause us to comply with all applicable laws.

Pursuant to our management agreement, our manager has not assumed any responsibility other than to render the services called for thereunder in good faith and will not be responsible for any action of our board of directors in following or declining to follow our manager’s advice or recommendations. Our manager and its members, officers, employees and affiliates will not be liable to us, any subsidiary of ours, our board of directors, our stockholders or any subsidiary’s stockholders or partners for acts performed by our manager and its members, officers, employees and affiliates in accordance with or pursuant to our management agreement, except by reason of acts or omissions constituting bad faith, willful misconduct, gross negligence, or reckless disregard of the manager’s duties under our management agreement. We have agreed to indemnify, to the full extent permitted by law, our manager and its members, officers, directors, employees and affiliates and each other person, if any, controlling our manager with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of such indemnified party not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, performed in good faith in accordance with the management agreement. Our manager has agreed to indemnify, to the fullest extent permitted by law, us, our stockholders, directors, officers, employees and each other person, if any, controlling us with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of our manager constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties under our management agreement. As required by our management agreement, our manager carries errors and omissions insurance.

Pursuant to the terms of the management agreement, our manager is required to provide us with our management team, including a chief executive officer, chief operating officer, chief investment officer and chief financial officer, along with appropriate support personnel, to provide the management services to be provided by our manager to us, the members of which team shall devote such of their time to the management of us as may be reasonably necessary and appropriate, commensurate with our level of activity from time to time. Our chief financial officer and our chief accounting officer are exclusively dedicated to our operations.

The initial term of the management agreement expires on December 31, 2008, and shall be automatically renewed for a one-year term on each anniversary date thereafter unless terminated as described below. Our independent directors will review our manager’s performance annually and, following the initial term, the management agreement may be terminated annually upon the affirmative vote of at least two-thirds of our independent directors, or by a vote of the holders of a majority of our outstanding common stock, based upon (i) unsatisfactory performance that is materially detrimental to us or (ii) a determination that the management fees payable to our manager are not fair, subject to our manager’s right to prevent such a termination pursuant to clause (ii) by accepting a reduction of management fees agreed to by at least two-thirds of our independent directors and our manager. We must provide 180 days’ prior notice of any such termination and our manager will be paid a termination fee equal to three times the sum of (A) the average annual base management fee for the two 12-month periods preceding the date of termination plus (B) the average annual incentive fee for the two 12-month periods preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination (and annualized for any partial year), which may make it costly and difficult for us to terminate the management agreement.

We may also terminate the management agreement without payment of the termination fee with 30 days’ prior written notice for cause, which is defined as (i) our manager’s continued material breach of any provision of the management agreement following a period of 30 days after written notice thereof, (ii) our manager’s engagement in any act of fraud, misappropriation of funds, or embezzlement against us, (iii) our manager’s gross negligence, willful misconduct or reckless disregard in the performance of its duties under the management agreement, (iv) the commencement of any proceeding relating to our manager’s bankruptcy or insolvency that is not withdrawn within 60 days or in certain other instances where our manager becomes insolvent, (v) the dissolution of our manager or Cohen & Company (unless the directors have approved a successor under the management agreement) or (vi) a change of control (as defined in the management agreement), other than certain permitted changes of control, of our manager or Cohen & Company. Cause does not include unsatisfactory performance, even if that performance is materially detrimental to our business. Our manager may terminate the management agreement, without payment of the termination fee, in the event we become regulated as an investment company under the Investment Company Act. Furthermore, our manager may decline to renew the management agreement by providing us with 180 days’ written notice. Our manager may also terminate the management agreement upon 60 days’ written notice if we default in the performance of any material term of the management agreement and the default continues for a period of 30 days after written notice to us, whereupon we would be required to pay our manager a termination fee.

Management Fee and Incentive Fee

As of October 6, 2006, upon completion of our merger with AFT, we no longer have any employees and therefore rely on the resources of our manager to conduct our operations. Expense reimbursements to our manager are made on the first business day of each calendar month.

Base Management Fee. We pay our manager a base management fee monthly in arrears in an amount equal to  1/12 of our equity multiplied by 1.50%. We believe that the base management fee that our manager is entitled to receive is comparable to the base management fee received by the managers of comparable externally managed real estate investment trusts. Our manager uses the proceeds from its management fee in part to pay compensation to its officers and employees who, notwithstanding that certain of them also are our officers, receive no cash compensation directly from us.

For purposes of calculating the base management fee, our equity means, for any month, the sum of the net proceeds from any issuance of our common stock, after deducting any underwriting discount and commissions and other expenses and costs relating to the issuance, plus our retained earnings at the end of such month (without taking into account any non-cash equity compensation expense incurred in current or prior periods), which amount shall be reduced by any amount that we pay for the repurchases of our common stock. The calculation of our equity and the base management fee will be adjusted to exclude one-time events pursuant to changes in GAAP, as well as non-cash charges, after discussion between our manager and our independent directors and approval by a majority of our independent directors in the case of non-cash charges.

Our manager’s base management fee is calculated by our manager within 15 business days after the end of each month and such calculation is promptly delivered to us. We are obligated to pay the base management fee within twenty business days after the end of each month.

Reimbursement of Expenses. Although our manager’s employees perform certain legal, accounting, due diligence tasks and other services that outside professionals or outside consultants otherwise would perform, our manager is not paid or reimbursed for the time required in performing such tasks.

We pay all operating expenses, except those specifically required to be borne by our manager under the management agreement. The expenses required to be paid by us include, but are not limited to, issuance and transaction costs incident to the acquisition, disposition and financing of our investments, legal, tax, accounting, consulting and auditing fees and expenses, the compensation and expenses of our directors, the cost of directors’ and officers’ liability insurance, the costs associated with the establishment and maintenance of any credit facilities and other indebtedness of ours (including commitment fees, accounting fees, legal fees and closing costs), expenses associated with other securities offerings of ours, expenses relating to making distributions to our stockholders, the costs of printing and mailing proxies and reports to our stockholders, costs associated with any computer software or hardware, electronic equipment, or purchased information technology services from third party vendors that is used solely for us, costs incurred by employees of our manager for travel on our behalf, the costs and expenses incurred with respect to market information systems and publications, research publications and materials, settlement, clearing, and custodial fees and expenses, expenses of our transfer agent, the costs of maintaining compliance with all federal, state and local rules and regulations or any other regulatory agency, all taxes and license fees and all insurance costs incurred by us or on our behalf. In addition, we are required to pay our pro rata portion of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of our manager required for our operations. Except as noted above, our manager is responsible for all costs incident to the performance of its duties under the management agreement, including compensation of our manager’s employees and other related expenses. Our independent directors review these costs and reimbursements periodically to confirm that these costs and reimbursements are reasonable.

Incentive Fee. In addition to the base management fee, our manager receives a quarterly incentive fee payable in arrears in an amount equal to the product of:

(i) 20% of the dollar amount by which

(a) our net income, before the incentive fee, per weighted average share of our common stock for such quarter, exceeds

(b) an amount equal to (A) the weighted average of the prices per share of common stock in any equity offerings by us multiplied by (B) the greater of (1) 2.375% and (2) 0.75% plus one-fourth of the Ten Year Treasury Rate for such quarter multiplied by

(ii) the weighted average number of our common stock outstanding in such quarter.

The foregoing calculation of the incentive fee will be adjusted to exclude one-time events pursuant to changes in GAAP, as well as non-cash charges, after approval by a majority of our independent directors in the case of non-cash charges. The incentive fee calculation and payment shall be made quarterly in arrears.

For purposes of the foregoing:

“Net income” shall be determined by calculating the net income available to owners of our common stock before non-cash equity compensation expense, in accordance with GAAP.

“Ten Year Treasury Rate” means the average of weekly average yield to maturity for U.S. Treasury securities (adjusted to a constant maturity of ten years) as published weekly by the Federal Reserve Board in publication H.15 or any successor publication during a fiscal quarter.

Our ability to achieve returns in excess of the thresholds noted above in order for our manager to earn the incentive compensation described in the proceeding paragraph is dependent upon the level and volatility of interest rates, our ability to react to changes in interest rates and to utilize successfully the operating strategies described herein, and other factors, many of which are not within our control.

Our manager computes the quarterly incentive compensation within 30 days after the end of each fiscal quarter, and we are required to pay the quarterly incentive compensation with respect to each fiscal quarter within five business days following the delivery to us of our manager’s computation of the incentive fee for such quarter.

Our management agreement provides that 15% of our manager’s incentive compensation is to be paid in our common stock (provided that our manager may not own more than 9.8% of our common stock) and the balance in cash. Our manager may elect to receive up to 50% of its incentive compensation in the form of our common stock, subject to the approval of a majority of our independent directors. Under our management agreement, our manager may not elect to receive shares of our common stock as payment of its incentive compensation except in accordance with all applicable securities exchange rules and securities laws.

The number of shares our manager receives is based on the fair market value of those shares. Shares of common stock delivered as payment of the incentive fee will be immediately vested or exercisable; however, our manager has agreed not to sell the shares before one year after the date they are paid. This transfer restriction will lapse if the management agreement is terminated. Our manager may allocate these shares to its officers, employees and other individuals who provide services to it; however, our manager has agreed not to make any such allocations before the first anniversary of the date of grant of such shares.

We have agreed to register the issuance and resale of these shares by our manager. We have also granted our manager the right to include these shares in any registration statements we might file in connection with any future public offerings, subject only to the right of the underwriters of those offerings to reduce the total number of secondary shares included in those offerings (with such reductions to be proportionately allocated among selling stockholders participating in those offerings).

Our management agreement provides that the base management fee and incentive management fee payable to our manager will be reduced, but not below zero, by our proportionate share of the amount of any CDO and CLO collateral management fees and incentive fees paid to Cohen & Company in connection with the CDOs and CLOs in which we invest, based on the percentage of equity we hold in such CDOs and CLOs. Origination fees, structuring fees and placement fees paid to Cohen & Company will not reduce the amount of fees we pay under the management agreement. Thus, Cohen & Company and its affiliates will earn significant fees from their relationship with us, regardless of our performance or the returns earned by our stockholders from their investment in us.

Compensation of Executive Officers

The following table summarizes the compensation paid by us for the fiscal years ended December 31, 2004 and 2005 to our Chief Executive Officer and the four other most highly compensated executive officers who received a total annual salary and bonus in excess of $100,000 in fiscal 2004 and 2005 (the “named executive officers”). We were incorporated in October 2003 and became a publicly-traded company in March 2004, and did not pay any cash compensation to our executive officers for the period ended December 31, 2003. None of the named executive officers are currently employed by us.

Summary Compensation Table

	Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Share Awards ($)		Securities Underlying Options/SARs (#)	All Other Compensation($)
Stacy M. Riffe, Former Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer (1)	2005 2004	64,615 —	— —	80,100 —	(2)	— —	$2,946 —	(3)

George O. Deehan, Former Chief Executive Officer	2005 2004	118,327 —	— —	64,800 —	(4)	5,000 —	$17,487 —	(5)

J. Bert Watson, Former Chairman, Chief Executive Officer and President	2005 2004	274,039 475,962	— 110,000	— —		— 117,000	$397,740 8,200	(6) (7)

Michael L. Pannell, Former Chief Financial Officer and Treasurer	2005 2004	125,307 141,346	— 10,000	— —		— 25,000	$376,270 4,846	(8) (9)

Byron L. Boston, Former Executive Vice President—Chief Investment Officer	2005 2004	300,000 276,923	— 10,000	71,500 65,000	(10) (12)	— 50,000	$8,881 166,347	(11) (13)

Jeffrey S. Betros, Former Executive Vice President—Chief Marketing Officer and Secretary	2005 2004	177,240 274,039	— 107,000	— —		— 25,000	$90,995 6,750	(14) (15)

(1)	Ms. Riffe was appointed as our CFO on September 13, 2005 and as our CEO on July 14, 2006. Ms. Riffe’s positions as our CEO, CFO, treasurer and secretary terminated on October 6, 2006 in connection with our merger with AFT. From October 6, 2006 until November 3, 2006, Ms. Riffe was a consultant to the Company, assisting with the post-merger transition of management.
(2)	Includes 9,444 shares of restricted stock with a value of $80,085 based on the closing price of our common stock of $8.48 on December 31, 2005. The value shown in the table is calculated as the shares granted during the year multiplied by the closing price of our common stock on the date of grant. These shares were supposed to vest 1/36 each month through October 2008, however all such shares vested on October 6, 2006 in connection with our merger with AFT.
(3)	Includes matching contributions made by us pursuant to our 401(k) plan for the account of Ms. Riffe in the amount of $2,584, $300 in dividends paid on restricted stock and $62 for group term life insurance.
(4)	Mr. Deehan resigned from his positions as our Chief Executive Officer and a director on July 14, 2006. This amount includes 7,000 shares of restricted stock with a value of $59,360 based on the closing price of our common stock of $8.48 on December 31, 2005. The value shown in the table is calculated based on the closing price of our common stock on the date of grant. We also previously made two grants of shares of restricted stock to Mr. Deehan.
(5)	Includes $16,610 in fees paid to Mr. Deehan in his capacity as a non-employee member of the board of directors prior to August 2005, $420 in dividends paid on restricted stock and $457 for group term life insurance.
(6)	On September 27, 2005, Mr. Watson resigned form his positions as our Chief Executive Officer and a director. This amount includes matching contributions made by us pursuant to our 401(k) plan for the account of Mr. Watson in the amount of $8,400, $566 for group term life insurance and compensation in connection with the termination of Mr. Watson’s employment on September 27, 2005, including a lump-sum payment of $375,000, and estimated payments of $13,774 for COBRA premiums.
(7)	Includes matching contributions made by us pursuant to our 401(k) plan for the account of Mr. Watson, in the amount of $8,200.
(8)	Mr. Pannell’s employment with us terminated on September 12, 2005. This amount includes one payment of $175,000, a second payment of $20,192, 10 payments of $6,731 and a final payment of $87,500, for a total of $350,000 in termination payments, estimated payments of $20,661 for COBRA premiums and $197 for group term life insurance. This amount also includes matching contributions made by us pursuant to our 401(k) plan for the account of Mr. Pannell in the amount of $5,412.
(9)	Includes matching contributions made by us pursuant to our 401(k) plan for the account of Mr. Pannell in the amount of $4,846.
(10)	Mr. Boston’s employment with us terminated on October 6, 2006 in connection with our merger with AFT. This amount includes 7,500 shares of restricted stock with a value of $63,800 based on the closing price of our common stock of $8.48 on December 31, 2005. The value shown in the table is calculated based on the closing price of our common stock on the date of grant. These shares were supposed to vest 1/3 in each of 2006, 2007 and 2008, however, all such shares vested on October 6, 2006 in connection with our merger with AFT.
(11)	Includes matching contributions made by us pursuant to our 401(k) plan for the account of Mr. Boston in the amount of $8,162, $450 in dividends paid on restricted stock and $269 for group term life insurance.
(12)	As of December 31, 2004, Mr. Boston had 5,000 shares of restricted stock, with a value of $52,050, based on the closing price of our common stock of $10.41 on December 31, 2004. The value shown in the table is calculated based on the closing price of our common stock on the date of grant which was $13.00 per share. These shares have vested. Dividends have been paid on these shares of restricted stock totaling $325.
(13)	Includes matching contributions made by us pursuant to our 401(k) plan for the account of Mr. Boston in the amount of $7,692 and $166,347 in moving expenses incurred in 2004 and reimbursed by us in 2005 (including a gross-up for taxes).
(14)	Mr. Betros resigned from his position as our Executive Vice President—Chief Marketing Officer and Secretary effective as of August 31, 2005. This amount includes matching contributions made by us pursuant to our 401(k) plan for the account of Mr. Betros in the amount of $7,203 and $138 for group term life insurance. It also includes compensation in connection with the termination of Mr. Betros’ employment on August 31, 2005, including one payment of $6,730 and eight payments of $9,615 for a total of $83,654.
(15)	Includes matching contributions made by us pursuant to our 401(k) plan for the account of Mr. Betros in the amount of $6,750.

Option and SAR Grants in 2005

No options or SARs were granted in 2005 to our named executive officers under our Amended and Restated 2003 Share Incentive Plan, which was replaced on October 6, 2006 by our 2006 Long-Term Incentive Plan in connection with our merger with AFT.

An option for 5,000 shares of common stock was granted to George O. Deehan upon joining the board of directors in March 2005 as a non-employee director. Mr. Deehan became an employee of the Company in August 2005 when he was named Chief Operating Officer. In connection with Mr. Deehan’s separation agreement and release, described below under “Employment Agreements—Termination of Employment Agreements,” all of these options vested early but were not exercised and expired on August 13, 2006.

Option Exercises, Year-end Option Values and Stock Grants

During 2005, none of our named executive officers exercised any options to purchase common stock. The following table sets forth the value of the unexercised options as of December 31, 2005, based on the closing price of $8.48 per share of our common stock on that date. None of the options held by our named executive officers were in-the-money as of December 31, 2005. In connection with our merger with AFT, all outstanding options to purchase our common stock were cancelled, including those set out in the table below.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise	Realized Value ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised in-the-Money Options at Fiscal Year-End
			Exercisable	Unexercisable	Exercisable($)	Unexercisable($)
George O. Deehan	—	—	—	5,000	—	—
Byron L. Boston	—	—	16,667	33,333	—	—

2006 Long-Term Incentive Plan

Following our merger with AFT, we terminated our Amended and Restated 2003 Share Incentive Plan and adopted the 2006 Long-Term Incentive Plan, referred to below as the plan. The purpose of the plan is to attract key employees, directors, officers, advisors and consultants and to induce them to remain with us and our subsidiaries and encourage them to increase their efforts to make our business more successful, whether directly or through our subsidiaries or other affiliates. In furtherance of these objectives, the plan is designed to provide equity-based incentives to such persons in the form of options (including stock appreciation rights), restricted stock, phantom shares, dividend equivalent rights and other forms of equity based awards as contemplated by the plan, with eligibility for such awards determined by our compensation committee.

The characterization of options, including whether options shall constitute “incentive stock options” for purposes of Section 422(b) of the Internal Revenue Code, is determined by the compensation committee. Additionally, the exercise price for each option that is intended to qualify for an exception from the limitation imposed by Section 162(m) of the Internal Revenue Code shall not be less than 100% of the fair market value of the underlying stock on the day the option is granted, or 110% in the case of an incentive stock option granted to a 10% shareholder.

The compensation committee is responsible for determining the vesting schedules of grants of restricted stock, and, except to the extent restricted under the award agreement, a plan participant who has been granted restricted stock has all of the rights of a stockholder of the Company, including the right to vote his or her shares and the right to receive cash. Cash dividends on such shares are, unless otherwise provided, held by the Company until the period of forfeiture in relation to the shares has lapsed.

The compensation committee may authorize the granting of phantom shares to eligible persons. Phantom shares represent a future right to receive the fair market value of a share of our common stock or, if provided by the compensation committee, the right to receive the fair market value of a share of our common stock in excess of a base value.

In connection with the payment of dividend equivalents rights, the compensation committee may provide that such amounts be converted into cash or additional common stock. Dividend equivalents granted in relation to options that are intended to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code are payable regardless of whether the related option is exercised.

Subject to adjustment upon certain corporate transactions or events, the total number of shares of common stock that may be awarded under the plan may not be greater than 3% of the number of shares outstanding as of the effective date of our merger with AFT. If an option or other award granted under the plan expires or terminates, the shares subject to any portion of the award that expires or terminates without having been exercised or paid, again becomes available for the issuance of additional awards. Unless previously terminated by our board of directors, no new award may be granted under the plan after the tenth anniversary of the date that the plan was initially approved by the board of directors or, if earlier, by our stockholders.

The plan is administered by the compensation committee (provided that in certain circumstances the board of directors may act in place of the compensation committee). If we are involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of substantially all of our assets or our stock, or a transaction similar thereto, or upon certain changes in capital structure and other similar events, the compensation committee may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the change in control, but only if the committee determines that the adjustments do not have an adverse economic impact on the plan participants, as determined at the time of the adjustments.

In no event may an eligible person under the plan receive options for more than 250,000 shares on an annual basis, and the maximum number of shares that may underlie awards, other than options, granted in any one year to any eligible person may not exceed 300,000. Subject to adjustment upon certain corporate transactions or events, options with respect to an aggregate of no more than 500,000 shares may be granted under the plan.

Each option granted under the plan is exercisable after the period or periods specified in the award agreement, which generally will not exceed 10 years from the date of grant (or five years in the case of an incentive stock option granted to a 10% stockholder, if permitted under the plan).

As of the date hereof, no grants have been made under the plan and we have agreed not to make any awards under the plan until such time as we have issued additional equity for an aggregate price of at least $75 million.

Employment Agreements

As of October 6, 2006, we are managed by our manager, Cohen & Company Management, LLC, and we no longer have any employment agreements with our executive officers.

Termination of Employment Arrangements

Stacy M. Riffe, our former chief executive officer, chief financial officer, secretary and treasurer, and Byron L. Boston, our former executive vice president—chief investment officer, resigned from the Company on October 6, 2006 upon the closing of our merger with AFT. Under the terms of their employment agreements with us, Mr. Boston and Ms. Riffe received severance payments in the amount of $897,000 and $400,000 respectively. Mr. Boston also had 7,500 shares of restricted stock and Ms. Riffe 10,000 shares of restricted stock which vested upon the closing of the merger. Mr. Boston’s restricted shares otherwise would have vested ratably over three years commencing July 21, 2006. Ms. Riffe’s restricted shares otherwise would have vested ratably over three years commencing October 28, 2006. As a result of the acceleration of the vesting of their restricted shares, Ms. Riffe and Mr. Boston now have freely tradeable shares that are no longer subject to any restrictions.

George Deehan, our former chief executive officer and a former director resigned from the Company effective July 14, 2006 and entered into a separation agreement and general release with the Company under which he will receive severance payments totaling $550,000 payable in equal installments over a period of 12 months. Mr. Deehan was previously granted non-qualified stock options to purchase 5,000 shares of our common stock. In connection with Mr. Deehan’s separation agreement, all of these options vested but were not exercised and expired on August 13, 2006. In addition, 5,000 shares of restricted stock granted to Mr. Deehan vested as of the date of the separation agreement.

John Bert Watson, our former chief executive officer and a former director resigned from the Company effective September 27, 2005 and entered into a separation agreement and general release with the Company under which he received a lump-sum payment of $375,000. Mr. Watson was previously granted incentive stock options to purchase 23,076 shares of our common stock, and non-qualified stock options to purchase an additional 93,924 shares of our common stock. Of these options, 7,692 and 31,308 options, respectively, vested but were not exercised and expired on October 27, 2005. We also agreed to waive enforcement of the non-competition provision contained in Mr. Watson’s employment agreement.

Jeffrey Betros, our former executive vice president—chief marketing officer and secretary, resigned from the Company effective August 31, 2005 and entered into a separation agreement and general release with the Company under which we agreed to pay Mr. Betros severance payments totaling $83,653.89, which were paid in full as of December 31, 2005. Mr. Betros was previously granted incentive stock options to purchase 23,076 shares of our common stock, and non-qualified stock options to purchase an additional 1,924 shares of our common stock. Of these options, 7,692 and 641 options, respectively, vested but were not exercised and have expired on September 30, 2005. We also agreed to waive enforcement of the non-competition provision contained in Mr. Betros’ employment agreement.

Compensation Committee Interlocks and Insider Participation

No member of the compensation committee has any interlocking relationship with any other company that requires disclosure under this heading. None of the members of the compensation committee of our board of directors, nor any of our executive officers, will serve as a member of the governing body or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The following report of the compensation committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent the Company specifically incorporates this report of the compensation committee by reference therein.

Overview

The Company’s executive compensation is supervised by the compensation committee of the board of directors, which is comprised entirely of independent directors as determined by the board within the meaning of the applicable NYSE listing standards currently in effect. The board designates the members and the chairman of the committee on an annual basis. Charles Van Sickle, the former chairman of the compensation committee, and Joseph Stingone, a former member of the compensation committee, resigned from the board of directors on October 6, 2006 in connection with the Company’s merger with AFT. G. Steven Dawson, a current member of the board of directors, resigned from the committee on October 18, 2006. The committee met six times during 2005. On October 18, 2006, the board of directors appointed Messrs. Bennett, Haraburda (chairman) and Ullom to the compensation committee. Accordingly, none of the current members of the compensation committee were members of the committee during 2005.

The compensation committee is responsible for evaluating and establishing the level of compensation, including establishing a general compensation philosophy, for the Company’s officers. Additionally the committee is responsible for administering the Company’s incentive plan. The specific duties and responsibilities of the committee are described in the charter of the compensation committee, which is available on our website at www.alescofinancialtrust.com.

Compensation Philosophy and Objectives

The goal of the Company’s compensation program is to attract, motivate and retain the highly talented individuals needed to operate, acquire, develop and grow our business over the long-term. The Company seeks to provide executive compensation that will support the achievement of its financial and growth goals and objectives. When the Company’s performance is better than the goals and objectives set for the performance period, our executive officers should be paid more, and when the Company’s performance does not meet one or more of our financial or other objectives, any incentive award payment is at the compensation committee’s discretion. In order to achieve our goals and objectives, the Company has structured an incentive based compensation system tied to our financial performance and growth.

The compensation committee annually reviews the Company’s compensation programs to ensure that pay levels and incentive opportunities are competitive and reflect the Company’s performance. To reinforce the importance of balancing short-term and long-term results, the Company’s executive officers will be provided with both annual and long-term incentives. The Company will generally compensate its officers through a combination of base salary, annual bonus compensation and annual awards of stock options and restricted stock.

Base Salary

Base salary levels for executive officers are largely derived through an evaluation of the responsibilities of the position held and the experience of the particular individuals, both compared to companies of similar size, complexity and, where comparable, in the same industry. The determination of comparable companies was based upon selections made by the compensation committee, as to comparable companies in the real estate industry, and by independent compensation consultants, as to other comparable companies. Actual salaries are based on an executive officer’s skill and ability to influence the Company’s financial performance and growth in both the short-term and long-term. During 2005, the compensation committee used compensation information provided by an outside consultant in establishing base salaries.

Bonus Compensation

The compensation committee designs its annual incentive or bonus compensation to align compensation with the Company’s annual performance. The compensation committee establishes, at the beginning of each year, the key performance measures that it believes require the special focus of all of the Company’s associates, including the executive officers, to move the business forward and create value for the Company’s stockholders. Each individual’s eligible bonus is based on a percentage of the individual’s base salary. The bonus percentage is also based on a competitive analysis and is reviewed with the independent consultant.

The executive officer’s ability to influence the Company’s success is considered in establishing this percentage. Incentive compensation earned will be determined annually on the basis of performance against the pre-established goals and objectives. The eligible bonus percentage for executive officers will be generally allocated between achievement of company-wide achievement of its goals and individual goals. Specific individual goals for each executive officer will be established at the beginning of the year and are tied to the functional responsibilities of each executive officer. Individual goals include both objective financial measures as well as subjective factors such as efficiency in managing capital resources, successful acquisitions, good investor relations and the continued development of management. The Company’s 2005 goals and objectives were primarily based on operating performance, as measured by factors such as funds from operations, and achieving the appropriate growth objective, relating primarily to portfolio acquisitions. Other than the allocation between the Company’s goals and the individual’s goals, no specific weights are assigned to the individual goals. The Company’s performance targets and all individual goals were not achieved in fiscal 2005 and, consequently, the executive officers received minimal bonus awards.

Stock Incentive Program

The compensation committee strongly believes that by providing the Company’s executive officers with an opportunity to increase their ownership of common stock, the interests of stockholders and the executive officers will be more closely aligned. Therefore, the long-term incentive component for the Company’s executive officers’ total compensation program is provided in two forms, stock options and restricted share awards. The compensation committee feels that the use of both forms of long-term incentive compensation is appropriate.

Chief Executive Officer Performance Evaluation

For 2005, the compensation committee evaluated the chief executive officer’s performance based on the Company’s financial performance and growth in mortgage loan assets. The compensation of the Company’s chief executive officers in 2005, Mr. Watson from January 1, 2005 to September 27, 2005, and Mr. Deehan from October 3, 2005 to December 31, 2005, was based primarily on company-wide performance and was set by the compensation committee.

Respectfully Submitted,

Compensation Committee

Jack Haraburda, chairman

Rodney E. Bennett

Lance Ullom

PERFORMANCE GRAPH

SEC rules require the presentation of a line graph comparing the cumulative total stockholder return to a performance indicator of a broad equity market index and either a nationally recognized industry index or a peer group index constructed by us.

The following graph presents a total return comparison from a $100 investment in our common stock on March 22, 2004, our first trading day, to the S&P Stock Index and the NAREIT Mortgage Index, weighted by market value at each measurement point. The graph assumes that the value of the investment in our common stock and each index was $100 on March 22, 2004, and that all dividends were reinvested by the stockholder. There can be no assurance that our stock performance will continue into the future with the same or similar trends depicted in the graph below. We will not make or endorse any predications as to future stock performance.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following report of the audit committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent the Company specifically incorporates this report of the audit committee by reference therein.

The audit committee is composed of three independent non-employee directors and operates under a written charter adopted by the board of directors (a copy of which is attached hereto as Appendix A and also available on our website at www.alescofinancialtrust.com). The audit committee currently consists of Messrs. Wolcott, Ullom and Costello, who serves as the chairman. The board of directors has determined that each committee member is independent within the meaning of the applicable NYSE listing standards currently in effect. Charles Van Sickle, a former member of the audit committee, resigned from our board of directors on October 6, 2006 in connection with our merger with AFT. Mr. Bennett, the former chairman of the audit committee, resigned from the audit committee on October 18, 2006 and joined the compensation committee. Accordingly, Mr. Wolcott is the only present member of the audit committee who was also a member of the audit committee during 2005.

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with GAAP. Our independent registered public accounting firm is responsible for performing an audit of the consolidated financial statements and an audit of management’s assessment of, and the effective operation of, the Company’s internal control over financial reporting. The audit committee’s responsibility is to oversee and review these processes. The audit committee is not, however, professionally engaged in the practice of accounting or auditing, and does not provide any expert or other special assurance as to such financial statements concerning compliance with the laws, regulations or GAAP or as to the independence of the registered public accounting firm. The audit committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm. The audit committee held five meetings during fiscal 2005. The meetings were designed, among other things, to facilitate and encourage communication among the committee, management, and the Company’s independent registered public accounting firm, Ernst & Young LLP, from January 1, 2005 until August 22, 2005, and Hancock Askew & Co., LLP from October 20, 2005 onward (Ernst & Young and Hancock Askew & Co. being collectively referred to herein as the “independent accountants”). The audit committee discussed with the Company’s independent accountants the overall scope and plans for their audit.

The audit committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2005 with management and Hancock Askew & Co., who performed the Company’s audit for the year ended December 31, 2005. The audit committee also discussed with management and each of the Company’s independent accountants, as applicable, the process used to support certifications by the Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany the Company’s periodic filings with the SEC.

In addition, the audit committee obtained from the Company’s independent accountants a formal written statement describing all relationships between the independent accountants and the Company that might bear on their independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the independent accountants any relationships that may impact their objectivity and independence, and satisfied itself as to their independence. When considering the independence of the independent accountants, the audit committee considered whether their provision of services to the Company beyond those rendered in connection with their audit of the Company’s consolidated financial statements and reviews of its consolidated financial statements, including in its Quarterly Reports on Form 10-Q, was compatible with maintaining their independence. The audit committee also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for such services to, the independent accountants. The audit committee also discussed and reviewed with the independent accountants all communications required by generally accepted auditing standards, including those described in Statement on

Auditing Standards (SAS) No. 61, as amended, “Communication with Audit Committees,” SAS 99 “Consideration of Fraud in a Financial Statement Audit,” and SEC rules discussed in Final Release Nos. 33-8183 and 33-8183a.

Based on the audit committee’s review and these meetings, discussions and reports, and subject to the limitations on the audit committee’s role and responsibilities referred to above and in the audit committee charter, the audit committee recommended to the board of directors (and the board approved) that the audited financial statements for the year ended December 31, 2005 be included in the Annual Report on Form 10-K.

Respectfully Submitted,

Audit Committee

Thomas P. Costello, chairman

Charles W. Wolcott

Lance Ullom

PRINCIPAL ACCOUNTING FIRM FEES

Our former principal accountant, Ernst & Young LLP, resigned effective August 22, 2005. Ernst & Young LLP served as our certifying accountant for the period from October 6, 2003 (the date of our inception) through December 31, 2003, the fiscal year ended December 31, 2004 and the subsequent interim periods. Ernst & Young LLP’s reports on our financial statements for the period from October 6, 2003 through December 31, 2003, and the fiscal year ended December 31, 2004 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of our financial statements for the period from October 6, 2003 through December 31, 2003, and the fiscal year ended December 31, 2004 and, in the subsequent interim period through August 22, 2005, there were no disagreements between us and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Ernst & Young LLP’s satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its report, and there were no reportable events as specified in Item 304(a)(1)(v) of Regulation S-K.

On October 20, 2005, our audit committee engaged Hancock Askew & Co., LLP (“Hancock”) as our independent registered public accounting firm to replace Ernst & Young LLP. During the two most recent fiscal years and the subsequent interim period through October 20, 2005, neither we nor anyone on our behalf had consulted with Hancock regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided by Hancock that was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement, as that term is defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304 (a)(1)(v) of Regulation S-K.

On October 13, 2006, Hancock resigned as our independent accountant effective as of the filing of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006. Hancock’s reports on our financial statements for the year ended December 31, 2005 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the period in which Hancock was engaged, beginning in October 2005 and including the subsequent interim periods preceding Hancock’s resignation, there were not any disagreements with Hancock on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Hancock would have caused it to make reference thereto in, or in connection with, its reports on the financial statements for the period covered by its audit.

Our acquisition by merger of AFT, which was completed on October 6, 2006, was a “reverse merger” for accounting purposes, which means that AFT was considered our acquirer for accounting purposes. Ernst & Young LLP had served as the independent registered public accounting firm for AFT. On November 6, 2006, our audit committee engaged Ernst & Young LLP as our new independent registered public accounting firm to replace Hancock. The engagement of Ernst & Young LLP remains subject to the execution of a definitive engagement letter. Except as set out above, during our two most recent fiscal years and the subsequent interim period, neither us nor anyone acting on our behalf has consulted with Ernst & Young LLP regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided by Ernst & Young LLP that was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” or a “reportable event” as defined in Item 304(a)(1) of Regulation S-K and the related instructions to Item 304 of Regulation S-K.

Aggregate fees billed to us for the years ended December 31, 2005 and 2004 were as follows:

	2005	2004
Audit Fees	$374,686	$326,000
Audit-Related Fees	7,253	0
Tax Fees	78,984	48,000
All Other Fees	38,500	49,000

Total	499,423	423,000

All fees billed during 2004 were billed by Ernst & Young LLP, and during 2005, all audit-related, tax and other fees were billed by Ernst & Young LLP. Of the 2005 audit fees, $41,579 of the fees were for services provided by Ernst & Young LLP through the date of their resignation in August 2005, and $333,107 of the fees were for services provided by Hancock from the time of their engagement in October 2005, including the audit of the December 31, 2005 financial statements.

The audit fees above represent fees for professional services rendered for the audits and quarterly reviews of our consolidated financial statements. The audit-related fees above represent fees related to an SEC filing. The tax fees above represent professional fees for compliance services in connection with our federal and state tax filings and advisory services related our status as a REIT. All other fees represent fees for professional services related to compensation advisory services to the compensation committee of the board of directors.

The audit committee’s charter provides that the committee will pre-approve all audit services and all permissible non-audit services to be performed for us by our independent auditors. The audit committee has preapproved all services performed by Ernst & Young LLP and Hancock, and determined the provisions of the services to be compatible with maintaining the principal accountant’s independence.

At its regularly scheduled and special meetings, the audit committee considers and pre-approves any audit and non-audit services to be performed by our independent accountant. The audit committee has delegated to its chairman, an independent member of our board of directors, the authority to grant pre-approvals of all audit, review and attest services and non-audit services other than the fees and terms for the Company’s annual audit, provided that any such pre-approval by the chairman shall be reported to the audit committee at its next scheduled meeting.

The audit committee has considered whether the provision of these services is compatible with maintaining the independent accountants’ independence and has determined that such services have not adversely affected the independence of our independent accountants.

Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from our stockholders.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Cohen & Company and Management Team

Purchase of Shares

Cohen & Company paid $4 million in cash to purchase 400,000 common shares in AFT’s January 2006 private placement, which represented 3.88% of AFT’s outstanding shares upon the completion of the private placement. In connection with the merger, these shares were converted into 504,000 shares of our common stock.

Daniel G. Cohen, formally AFT’s and currently our executive chairman, paid $800,000 in cash to purchase 80,000 common shares in AFT’s private placement and James J. McEntee, III, formally AFT’s and currently our president and chief executive officer, paid $200,000 in cash to purchase 20,000 common shares in AFT’s private placement, representing approximately 0.78% and 0.19%, respectively, of AFT’s outstanding shares following the completion of AFT’s private placement. In connection with the merger, these shares were converted into 100,800 shares and 25,200 shares, respectively, of our common stock.

AFT also sold 592,479 shares in its private placement directly to certain of its officers and employees of, and other parties related to, its manager, Cohen & Company and their affiliates (representing approximately 5.75% of AFT’s outstanding shares following completion of its private placement).

Management and Shared Services Agreements

We have entered into a management agreement with our manager, a wholly-owned subsidiary of Cohen & Company, which governs the relationship between our company and our manager and describes the services to be provided by our manager and its compensation for those services.

In addition, our manager will enter into a shared services agreement with Cohen & Company and our manager pursuant to which Cohen & Company will provide our manager with access to Cohen & Company’s credit analysis and risk management expertise and processes, information technology, office space, personnel and other resources. Cohen & Company has granted us a right of first refusal with respect to certain types of CDOs and CLOs.

Our management and shared services agreements are intended to provide us with access to Cohen & Company’s pipeline of assets, its personnel and their experience in capital markets, credit analysis, debt structuring and risk and asset management as well as assistance with corporate operations and governance. During the term of the management agreement, Cohen & Company will provide us with the right to consider investment opportunities in our target asset classes, subject to our agreement with respect to allocation.

Fees Earned by Cohen & Company and its Affiliates in Respect of Our Investments

In addition to the fees payable to our manager under the management agreement, Cohen & Company benefits from other fees paid to it by third parties in respect of our investments, regardless of our performance. In particular, affiliates of Cohen & Company earn origination fees paid by the issuers of TruPS, which have historically ranged from zero to 3.0% of the face amount of a TruPS issuance. Cohen & Company typically retains part of this fee and shares the balance with the investment bank or other third-party broker that introduced the funding opportunity to Cohen & Company. Cohen & Company’s affiliates also receive structuring fees for services relating to the structuring of a CDO or CLO on our behalf or in which we invest. This fee typically ranges from zero to 0.45% of the face amount of the securities issued by the CDO or CLO, but may exceed this amount. Our independent directors must approve any structuring fees for CDOs and CLOs collateralized by our target asset classes exceeding 0.45% of the face amount of the securities issued by such CDOs or CLOs. In addition, affiliates of Cohen & Company act as collateral managers of the CDOs and CLOs in which we (and prior to the merger AFT) have invested and will invest in the future. In this capacity, these affiliates have received and will receive collateral management fees that have historically ranged between 0.10% and 0.63% of the assets held by the CDOs and CLOs. In addition, the collateral managers may be entitled to earn incentive fees if CDOs or CLOs managed by them exceed certain performance benchmarks. A broker-dealer affiliate of

Cohen & Company has also earned and will earn placement fees in respect of debt and equity securities which it sells to investors in the CDOs and CLOs in which we invest, as well as commissions and mark-ups from trading of securities to and from CDOs and CLOs in which we invest. Our management agreement with our manager provides that the base management fee and incentive management fee payable to our manager is reduced by our proportionate share of the amount of any CDO and CLO collateral management fees and incentive fees paid to Cohen & Company and its affiliates in connection with the CDOs and CLOs in which we invest, based on the percentage of equity we hold in such CDOs and CLOs. Origination fees, structuring fees, placement fees and trading discounts and commissions paid to, or earned by, Cohen & Company and its affiliates will not reduce the amount of fees we pay under the management agreement. Thus, Cohen & Company and its affiliates will earn significant fees from their relationship with us, regardless of our performance or the returns earned by our stockholders from their investment in us.

The following table summarizes the base management fees payable and incentive fees paid, net of asset management fee credits, to our manager by us and AFT as of September 30, 2006. Additionally, the following table summarizes structuring, placement and origination fees earned by affiliates of our manager, including Cohen & Company, in connection with CDOs and CLOs in which we and AFT had invested at that date.

For the period from January 31, 2006 through September 30, 2006
Fees Paid to our Manager Relating to Management Agreement
Base management fees paid under management agreement	$1,084,000
Incentive fees paid under management agreement	$994,000
Asset management fee credits under management agreement	$(1,091,000)

Total Fees Paid to our Manager Relating to Management Agreement	987,000

Fees Paid to Affiliates of our Manager Relating to AFT CDO/CLO Investment Transactions
Structuring Fees	$12,587,000
Placement Fees	$5,988,000
Origination Fees	$3,953,000

Total Fees Paid to Affiliates of our Manager Relating to AFT CDO/CLO Investment Transactions	$22,528,000

Through September 30, 2006, we paid our manager $361,000 in base management fees under the interim management agreement between us and our manager, which was replaced by our current management agreement on completion of our merger with AFT on October 6, 2006. Through September 30, 2006, affiliates of our manager, including Cohen & Company, earned $3.7 million of structuring fees and $1.2 million of placement fees in connection with a CDO and CLO in which we invested. These amounts are also included in the amounts earned by affiliates of our manager on CDOs and a CLO in which AFT invested.

Grant of Restricted Shares

AFT granted 333,327 restricted common shares available under its 2006 equity incentive plan in connection with the closing of its private placement. These restricted shares were converted into 419,992 restricted shares of our common stock in connection with our merger with AFT and the restrictions applicable to these restricted shares continued in accordance with their terms following the merger under our 2006 long-term incentive plan. On October 31, 2006, Daniel G. Cohen, our executive chairman, and James J. McEntee, III, our president and chief executive officer, each voluntarily forfeited back to us, for no consideration, all 113,204 post-merger restricted shares they each held.

The Bancorp, Inc.

We expect to maintain cash balances in The Bancorp, Inc. Daniel G. Cohen, our executive chairman is the chairman of the board of directors of The Bancorp, Inc. and James J. McEntee, III, our president and chief executive officer, is also a director of The Bancorp Bank, the holding company for The Bancorp, Inc.

OTHER MATTERS

As of the mailing date of this proxy statement, our board of directors knows of no matters to be presented at the annual meeting other than those set forth in the notice of annual meeting and described in this proxy statement. Should any other matter requiring a vote of the stockholders arise at the annual meeting, the persons named in the accompanying proxy will vote on such matter in their discretion.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at the 2007 annual meeting of stockholders must be received by our corporate secretary at our principal executive offices no later than July 13, 2007 in order to be considered for inclusion in our proxy statement relating to the 2007 annual meeting pursuant to Rule 14a-8 under the Exchange Act.

For a proposal of a stockholder to be presented at the 2007 annual meeting of stockholders, other than a stockholder proposal included in the proxy statement pursuant to Rule 14a-8, it must be received by our corporate secretary at our principal executive offices in the timeframe as provided in our Bylaws. To be timely, a stockholder’s notice shall set forth all information required under Section 1.11 of our Bylaws and shall be delivered to our corporate secretary at our principal executive office not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. However, in the event our board of directors increases or decreases the maximum or minimum number of directors in accordance with our Bylaws, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of mailing of the notice of the preceding year’s annual meeting, a stockholder’s notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to our corporate secretary at our principal executive office not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which such public announcement is first made by us.

ANNUAL REPORT

On March 14, 2006 we filed with the SEC an annual report on Form 10-K for the year ended December 31, 2005, which was mailed on April 28, 2006 to our stockholders of record as of the close of business on April 18, 2006. Upon the written request of any person being solicited by this proxy statement, we will provide without charge a copy of the annual report on Form 10-K, including financial statements and schedules included in the annual report on Form 10-K, as filed with the SEC (excluding exhibits, for which a reasonable charge shall be imposed). All requests should be directed to our corporate secretary, Daniel Munley, at Alesco Financial Inc., Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, PA 19104. You also may access the EDGAR version of our annual report (with exhibits) on our website at www.alescofinancialtrust.com and on the SEC’s website at www.sec.gov. The Annual Report on Form 10-K is not incorporated into this proxy statement and is not considered proxy solicitation material.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, statements or other information filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1024, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov.

Appendix A

ALESCO FINANCIAL INC.

AUDIT COMMITTEE CHARTER

(Adopted October 18, 2006)

Purpose

The Board of Directors (the “Board”) of Alesco Financial Inc. (the “Company”) has established an audit committee of certain independent directors (the “Committee”) and has adopted and approved this charter for the Committee. The Committee’s primary functions are:

1. Responsibility for (i) engaging independent public accountants, (ii) reviewing with the independent public accountants the plans and results of the audit engagement, (iii) approving professional services provided by the independent public accountants, reviewing the independence of the independent public accountants and (iv) considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls;

2. Assist Board oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of the registered public accounting firm employed by the Company for the audit of the Company’s financial statements (the “Independent Auditor”), (iv) the performance of the people responsible for the Company’s internal audit function, and (v) the performance of the Company’s Independent Auditor, including any third party employed by the Company for the purpose of performing all or any portion of the Company’s internal audit function (the “Internal Auditor”);

3. If the Company is required to deliver an annual proxy statement to its shareholders, prepare report required by the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement and any other Committee reports required by applicable securities laws or stock exchange listing requirements or rules; and

4. Provide an open avenue of communication among the Independent Auditor, its Internal Auditor, its management and its Board.

Organization

1. The Committee will be composed of at least three directors, each of whom is financially literate (i.e., able to read and understand financial statements and aware of the functions of auditors for a corporation) or, in the judgement of the Board, able to become financially literate within a reasonable period of time after his or her appointment to the Committee. Each member of the Committee will be a member of the Board in good standing and, in the business judgment of the Board, “independent” under the independence requirements set forth, from time to time, in the listing standards of the New York Stock Exchange (“NYSE”) and any other applicable laws, rules or regulations, including, without limitation, any rules promulgated by the SEC. The members of the Committee shall be appointed annually by the Board.

2. At least one member of the Committee will be a person who has the following attributes:

(a) an understanding of accounting principles generally accepted in the United States (“GAAP”) and financial statements;

(b) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

(c) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can be reasonably expected to be raised by the Company’s financial statements, or experience supervising one or more persons engaged in such activities;

(d) an understanding of internal accounting controls; and

(e) an understanding of audit committee functions.

3. No director who serves on the audit committee of more than three other public companies may be a member of the Committee, unless the Board determines such simultaneous service would not impair the ability of such director to serve effectively on the Committee, and discloses such determination in the Company’s annual proxy statement, or if the Company does not file an annual proxy statement, in the Company’s annual report on Form 10-K filed with the SEC or other similar report provided to shareholders.

4. The members of the Committee will be appointed, removed and replaced by, and in the sole discretion of, the Board.

5. The Board will designate a member of the Committee to be the chairman of the Committee.

6. The Committee will create its own rules of procedure, including rules regarding notice of meetings, quorum and voting. Such rules will be consistent with the Company’s articles of incorporation, as amended, bylaws and with this charter.

7. The Committee may create subcommittees to perform particular functions, either generally or in specific instances.

8. Minutes will be kept with regard to each meeting of the Committee, which will record all actions taken by the Committee. The minutes will be maintained with the books and records of the Company. Copies of the minutes of each meeting of the Committee will be sent promptly after the meeting to all members of the Board.

9. The Committee will report to the Board at all regular meetings of the Board or at such other times as the Committee deems necessary or appropriate.

10. The Committee shall meet in person or telephonically at least four times a year at a time and place determined by the Committee chairman, with further meetings to occur when deemed necessary or desirable by the Committee or its chairman.

11. The Committee may request members of management or others to attend meetings and provide pertinent information as necessary.

Powers

The Committee will have the authority to engage independent counsel, accounting and other advisors, as it determines necessary to carry out its duties. The Company will provide appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, for payment of (a) compensation to the Independent Auditor employed by the Company to audit the financial statements of the Company, (b) compensation to any advisors employed by the Committee and (c) ordinary administrative expenses of the Committee that are necessary or appropriate for the Committee to carry out its duties.

The Committee may require any officer or employee of the Company or the Company’s outside counsel or Independent Auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Responsibilities

The Committee will from time to time adopt any policies or procedures it deems necessary to ensure that the accounting and reporting practices of the Company are of the highest quality.

While the Committee has the powers and responsibilities set forth in this charter, it is not the duty or responsibility of the Committee to (i) plan or conduct audits, (ii) determine that the Company’s financial statements and disclosures are complete and accurate or are in accordance with GAAP or applicable rules and regulations, or (iii) monitor and control risk assessment and management. These are the responsibilities of the Company’s management and the Independent Auditor.

The Committee’s functions are the sole responsibility of the Committee and may not be allocated to a different committee.

To fulfill its responsibilities, the Committee will:

Independent Auditor

1. Be directly responsible for the appointment (subject to shareholder approval, if required by the Board), termination, compensation, retention and oversight, of any registered public accounting firm employed by the Company (including resolution of disagreements between management and the Independent Auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review, attest services or related work. Each such public accounting firm will report directly to the Committee.

2. Have the sole authority to approve all audit engagement fees and terms, as well as all non-audit engagements of the Independent Auditor.

3. Pre-approve the fees and terms of all auditing services (including providing comfort letters in connection with securities offerings) and permitted non-audit services (including tax services) to be provided to the Company or its subsidiaries by the Company’s Independent Auditor, except for non-audit services covered by the De Minimus Exception in Section 10A of the Securities Exchange Act of 1934, as amended. The Committee may delegate to one or more of its members who is an independent director the authority to grant preapprovals.

4. In order to evaluate the Independent Auditor’s qualifications, performance and independence, at least annually obtain and review a report by the Independent Auditor describing: (i) the Independent Auditor’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the Independent Auditor, or by any inquiry or investigation by governmental or professional authorities within the preceding five years, respecting one or more independent audits carried out by the Independent Auditor, and any steps taken to deal with any such issues; and (iii) all relationships between the Independent Auditor and the Company in order to assess the Independent Auditor’s independence. This evaluation should include review of the partner of the Independent Auditor who has principal responsibility for its audits of the Company’s financial statements and should take into account the opinions of management and the Internal Auditors (or the Company’s personnel responsible for the internal audit function). In addition, the report will include a written statement of the fees billed for each of the following categories of services rendered by the Independent Auditor: (a) the audit of the Company’s annual financial statements for the most recent fiscal year and the reviews of the quarterly financial statements; (b) information technology consulting services for the most recent fiscal year, in the aggregate and by each service (and separately identifying fees for such services relating to financial information systems, design and implementation); and (c) all other services rendered by the Independent Auditor for the most recent fiscal year, in the aggregate and by each service.

5. Ensure that the lead partner of the Independent Auditor does not perform audit services for the Company for more than five fiscal years and consider whether the Independent Auditor itself should be changed periodically.

6. Ensure the Company’s compliance with all applicable legal requirements regarding auditor independence, including the periodic rotation of the lead partner and other senior members of the Independent Auditor.

7. Present to the Board its conclusions regarding the Independent Auditor’s qualifications, performance and independence as a result of the evaluation described in the preceding three paragraphs.

8. Meet regularly with the Company’s Independent Auditor so that they can report on (a) all critical accounting policies and practices the Company uses or expects to use and (b) all alternative treatments of material financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Independent Auditor.

9. Obtain and review with the Independent Auditor, at least annually: (i) a report from the Independent Auditor of any audit problems or difficulties and management’s response, including any restrictions on the scope of the Independent Auditor’s activities or access to information and any disagreements with management, and, if applicable, also including any accounting adjustments that were noted or proposed by the Independent Auditor but were “passed” (including similar adjustments that were passed because individually they were not material); (ii) any communications between the audit team and the Independent Auditor’s national office with respect to auditing or accounting issues presented by the engagement; (iii) any “management” or “internal control” letter issued, or proposed to be issued, by the Independent Auditor to the Company; and (iv) all other material written communications between the Independent Auditor and the management of the Company. The review should also include discussion of the responsibilities, budget and staffing of the Company’s internal audit function.

10. Instruct the Independent Auditor that the Board and the Committee are the accountants’ client.

11. Meet separately, periodically, with management, with the Internal Auditor, and with the Independent Auditor and take such parties’ opinions into consideration.

12. Report regularly to the Board as to the quality and integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors and the performance of the Company’s internal audit function.

13. Set clear hiring policies for employees or former employees of the Independent Auditor.

14. Review all reports required to be submitted by the Independent Auditor to the Committee under Section 10A of the Securities Exchange Act of 1934, as amended.

Internal Audit

1. Review the responsibilities, budget and staffing of the Company’s internal audit function.

2. Review any significant changes in the planned scope of the internal audit function.

Accounting and Reporting Process

1. Review any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles and the development, selection and disclosure of critical accounting estimates.

2. Review major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies.

3. Review analyses prepared by management and/or the Independent Auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements, the effect of regulatory and accounting initiatives, as well as off-balance sheet structures on the financial statements of the Company.

4. Review the audited financial statements and discuss them with management and the Independent Auditor. Based on that review, and the reviews performed by the Committee as described in paragraphs 1 through 3 under this Accounting and Reporting Process, make a recommendation to the Board that the Company’s audited financial statements be made publicly available, including in the Company’s annual report on Form 10-K if such report is required to be filed with the SEC.

5. Obtain reports from management, parties responsible for the Company’s internal audit function and the Independent Auditor, as necessary, regarding the compliance, or failure to comply, of the Company with applicable legal requirements and the Company’s Code of Business Conduct and Ethics, including disclosures of insider and affiliated party transactions.

6. Review with management and the Independent Auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies.

7. Discuss with the Independent Auditor the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as then in effect.

Other

1. Discuss the annual audited financial statements and quarterly financial statements with management and the Independent Auditor, including the results of the Independent Auditor’s reviews of the quarterly financial statements and the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” prior to making such financial statements publicly available, including, if required through the filing of Forms 10-K and Forms 10-Q by the Company.

2. Review the disclosures, if any, of the chief executive officer and chief financial officer, prior to their certification of each annual or quarterly report filed by the Company with the SEC, of (a) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and identify any material weakness in internal controls, and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

3. Discuss the Company’s earnings press releases, if any (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP information and non-GAAP Financial Measures, as such term is defined under the rules of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder), as well as financial information and earnings guidance provided to analysts and rating agencies.

4. Discuss and review policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which risk assessment and risk management is undertaken.

5. Establish procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

6. Conduct an annual evaluation of its own performance.

7. Conduct an annual review of this charter and recommend to the Board any changes the Committee deems appropriate.

8. Annually review the Company’s compliance program for its Code of Business Conduct and Ethics and the results of the internal audit’s review of the expense accounts of the Company’s elected officers.

9. Review with internal and external counsel, where appropriate, any legal matters that could have a significant impact on the Company’s financial statements.

10. Review accounting and financial human resources and succession planning within the Company.

11. Submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each Committee meeting with, the Board.

Resources and Authority of the Committee

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to retain counsel and other experts or consultants at the expense of the Company without seeking approval of the Board. The Committee shall have the sole authority to select and retain a consultant or search firm, to terminate any consultant or search firm retained by it, and to approve the consultant or search firm’s fees and other retention terms. The Committee has the power in its discretion, to conduct any investigation it deems necessary or appropriate to enable it to carry out its duties.

ALESCO FINANCIAL INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE

2006 ANNUAL MEETING OF STOCKHOLDERS ON DECEMBER 7, 2006

The undersigned stockholder of ALESCO FINANCIAL INC., a Maryland corporation (the “Company”) hereby appoints James J. McEntee, III and John J. Longino, and each of them as proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2006 Annual Meeting of Stockholders of the Company, and any adjournments or postponements thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

Whether or not you expect to attend in person, we urge you to vote your shares by phone, via the Internet, or by signing, dating, and returning the enclosed proxy card at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares will save the Company the expense and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote your shares by mail. Submitting your proxy now will not prevent you from voting your stock at the meeting if you desire to do so, as your vote by proxy is revocable at your option.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù    Detach here from proxy voting card.    Ù

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE APPROVAL OF ALL NINE OF THE DIRECTOR NOMINEES AND TO ACT UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.	Mark Here for Address Change or Comments PLEASE SEE REVERSE SIDE	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

1.	To elect nine directors, each to serve until the next annual meeting of stockholders and until his successor is duly elected and qualified.		FOR ALL NOMINEES (except as provided to the contrary below)	WITHHOLD AUTHORITY FOR ALL NOMINEES

In their discretion, the proxies are authorized to vote upon such other matters which may properly come before the meeting and at any adjournments or postponements thereof.

Both of such attorneys or substitutes (if both are pre- sent and acting at said meeting or any adjournments or postponements thereof, or, if only one shall be present and acting, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

	01 Rodney E. Bennett 02 Marc Chayette 03 Daniel G. Cohen 04 Thomas P. Costello 05 G. Steven Dawson	06 Jack Haraburda 07 James J. McEntee, III 08 Lance Ullom 09 Charles W. Wolcott	☐	☐
If there is any individual director with respect to whom you desire to withhold your consent, you may do so by indicating his name:

Signature:	Signature:	Date:

(This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Ù    Detach here from proxy voting card.    Ù

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/afn Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

You can view the Proxy Statement

on the Internet at www.alescofinancialtrust.com